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                                                                Exhibit 10.14
                           AGREEMENT FOR PROVISION OF
          WORLD WIDE WEB HOSTING AND DEVELOPMENT AND RELATED SERVICES
                 BETWEEN PROMISE KEEPERS, INC. AND DIDAX, L.C.


This Agreement for Provision of World Wide Web Hosting and Development and Related Services (hereinafter "Agreement"), is executed this 13th day of March, 1996, between Promise Keepers, Inc. (hereinafter "PK"), a Colorado nonprofit corporation with tax-exempt status under Internal Revenue Code Section 501(c)(3), and DIDAX, L.C. (hereinafter "DIDAX"), a Virginia limited liability corporation established as a religious organization.


                                1.  RECITALS

1.1. WHEREAS, DIDAX provides certain services relating to World Wide Web design, development, implementation, hosting, refreshment, and management, and Internet access, as well as certain services relating to electronic communications and information sharing development and implementation, and has in the past provided such services relating to electronic communications and information sharing to PK in connection with the Letter of Intent between the parties executed February 2, 1995 (hereinafter "Letter of Intent"); and

1.2. WHEREAS, PK desires that DIDAX provide such services to PK and PK's constituents, and DIDAX desires to provide such services; and

1.3. WHEREAS, both parties desire to execute this Agreement for DIDAX to provide such services to PK in consideration for PK's payment of certain rates and fees and fulfillment of certain obligations, all on the terms and conditions set forth herein; and

1.4. WHEREAS, PK and DIDAX share a common ministry and mission to serve the Lord Jesus Christ by, among other things, advancing the Kingdom of God, and particularly this present movement of God among men utilizing electronic communication media and technology;

1.5. WHEREAS, PK and DIDAX desire to conclude and supersede the Letter of Intent;

1.6. NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties agree as follows:


                               2.  DEFINITIONS

The following definitions are set forth in alphabetical order.

2.1. "BASE MONTHLY ACCESS FEES" shall mean the flat monthly fees paid by Subscribers for a specified number of hours of Internet access. "Base monthly access fees" shall not





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                 include any fees or charges for access by a Subscriber in
                 excess of the specified number of hours of Internet access.

2.2. "CHRISTIAN COMMUNITY WEB SITE" shall mean the World Wide Web "home page" and site that DIDAX will design, develop, and implement for use in aggregation of Christian content and information as well as for its own use, located at the specific URL identified in writing by DIDAX to PK from time to time.

2.3. "DIDAX THIRD PARTY AGREEMENTS" shall mean any agreements that DIDAX enters into with parties other than PK (including but not limited to computer hardware and software vendors and Internet access providers) to fulfill its obligations to PK under this Agreement and/or to provide additional services to PK.

2.4. "FULL TIME EQUIVALENT" OR "FTE" shall mean the functional equivalent of the services of a single DIDAX employee working on a full-time basis. For purposes of this Agreement, a Full Time Equivalent shall be calculated on a monthly basis, and is an employee or group of employees who collectively performs services for a number of hours equivalent to no more than the number of hours that would be performed by an individual working eight (8) hours per day on all business days in a given month, not including any holidays observed by PK, and allowing two weeks per year of vacation allocated proportionally during each month. Travel time shall not be included in the measurement of hours performed by an FTE.

2.5. "INITIAL TERM" shall mean the period of time beginning upon the Date of Execution set forth above, and concluding on the Conclusion Date specified in Section 16.12 of this Agreement, no less than nine (9) calendar months from such Date of Execution.

2.6. "INTERNET" shall mean the wide area cooperative network of university, corporate, government, and private computer networks communicating through Transmission Control Protocol/Internet Protocol ("TCP/IP") that is commonly referred to as the Internet.

2.7. "PK APPLICATIONS" shall mean software applications, programs, or other computer- executable code developed or programmed by DIDAX for or on behalf of PK for use on or in connection with the PK System. A comprehensive listing of the PK Applications as of the Date of Execution of this Agreement is attached hereto as Exhibit A.

2.8. "PK CONSTITUENTS" shall mean individuals who (1) are on PK's mailing list; (2) participate in a PK-sponsored event; or (3) purchase products from PK.

2.9. "PK SYSTEM" shall mean the internal electronic communication and information sharing system utilizing the Lotus Notes(TM) platform that DIDAX has designed, developed, and implemented for PK in connection with the Letter of Intent and as continued under this Agreement.





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2.10.            "PK WEB SITE" shall mean the World Wide Web "home page" and site that DIDAX will design, develop, and implement for PK under this Agreement, using content and information created or provided by PK.

2.11. "SUBSCRIBERS" shall mean PK Constituents who obtain access to the Internet through services provided by DIDAX.

2.12. "UNIVERSAL RESOURCE LOCATOR" OR "URL" shall mean the standard addressing method that identifies information or resources on the Internet, and that is used when navigating the World Wide Web.

2.13. "WORLD WIDE WEB" shall mean the Internet service bearing such name that provides the users thereof with access to selected information databases and to selected services on the Internet through the use of Universal Resource Locators ("URLs").


                           3.  COMPLETE AGREEMENT

This Agreement sets forth the complete agreement between the parties and supersedes and hereby terminates the Letter of Intent between the parties executed February 2, 1995. The parties hereby acknowledge that their respective obligations under that Letter of Intent have been completely and finally satisfied, and that all such obligations, except for the parties' respective obligations under Section 2.8 and 2.14 of the Letter of Intent, are now and forever completely extinguished.


                          4.  TERM AND TERMINATION

4.1. TERM. This Agreement shall remain in effect from the Date of Execution stated above until superseded by a subsequent written agreement executed by both parties, or terminated as permitted herein.

4.2. INITIAL TERM. To give the project a fair opportunity to succeed, the parties agree to continue performance of this Agreement for at least the entire Initial Term, as defined in
                 Section 2.4 above, in the absence of uncured material breach by the other party.

4.3. TERMINATION FOR BREACH. Either party may terminate this Agreement at any time upon thirty (30) days after written notice to the other party specifying the breach if the other party (1) materially breaches this Agreement and (2) fails to cure the breach within the thirty (30) day notice period.

4.4. TERMINATION AT WILL. At any time following the conclusion of the Initial Term, either party may terminate this Agreement without cause upon sixty (60) days prior written notice.

                       5.  WORLD WIDE WEB DEVELOPMENT




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5.1.             WORLD WIDE WEB DEVELOPMENT SERVICES.  In consideration for
                 PK's payment of fees under the following Section 5.2 of this Agreement, DIDAX shall provide PK, upon request, with services to design, develop, implement, manage, and refresh a World Wide Web "home page" and site for PK (hereinafter the "PK Web Site"), using content and information created or provided by PK. Such services are collectively referred to hereinafter as "Web development services." These shall include but are not limited to using DIDAX' personnel and/or third party personnel as needed (1) to convert PK content or information into HyperText Mark-up Language ("HTML") for inclusion in the PK Web Site; and (2) to manage and refresh the PK Web Site using additional content or information provided by PK from time to time.

5.2. FEES FOR WEB DEVELOPMENT SERVICES. In consideration for DIDAX' provision of Web development services under the preceding Section 5.1 of this Agreement, PK agrees to pay DIDAX fees for such services (plus reasonable travel expenses as approved by PK) in accordance with the following rate schedule:

----------------------------------------------------------------------------------------------------
  Service                                                             Rate / Fee
  -------                                                             ----------
----------------------------------------------------------------------------------------------------
  Development and implementation of PK Web Site                       $95.00 per person per hour
----------------------------------------------------------------------------------------------------
  Graphics design for PK Web Site                                     $65.00 per person per hour
----------------------------------------------------------------------------------------------------
  HTML coding or conversion of PK content / information               $45.00 per person per hour
----------------------------------------------------------------------------------------------------
  Refreshment and/or management of PK Web Site                        $75.00 per person per hour
----------------------------------------------------------------------------------------------------



5.3.             CHARITABLE CONTRIBUTION OF CERTAIN WEB DEVELOPMENT SERVICES.
                 At the conclusion of the Initial Term, unless this Agreement is previously terminated by PK without cause or by DIDAX with cause, DIDAX agrees that as a charitable contribution to PK's ministry and charitable activities, DIDAX will not charge PK for the first fifty thousand dollars ($50,000) of such Web development services performed during the Initial Term by DIDAX pursuant to Sections 5.1 and 5.2, as specifically directed in writing by PK. If this Agreement is terminated by PK with cause or by DIDAX without cause prior to the conclusion of the Initial Term, DIDAX will not charge PK for such Web development services performed as of the Date of Termination by DIDAX pursuant to Sections 5.1 and 5.2, as specifically directed in writing by PK, up to a total of fifty thousand dollars ($50,000) of such Web development services.


                          6.  WORLD WIDE WEB HOSTING

6.1. PROVISION OF WORLD WIDE WEB HOSTING SERVICES. In consideration for PK's payment of fees under the following
                 Section 6.2 of this Agreement, DIDAX shall provide PK with World Wide Web hosting services for the PK Web Site and the PK content and information provided thereon, via the IBM Global Network / Advantis Service, or via UUNet or such other comparable World Wide Web hosting provider as DIDAX may from time to time select.





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6.2.             FEES FOR PROVISION OF WORLD WIDE WEB HOSTING SERVICES.  In
                 consideration for DIDAX' provision of such World Wide Web hosting services to PK under Section 6.1, PK shall pay DIDAX:

                 6.2.1. a one-time fee of one thousand dollars (U.S. $1,000) for initial set-up of the PK Web Site (the "Initial Set-Up Fee"), and

                 6.2.2. an ongoing monthly fee (the "Monthly Hosting Fee"), independent of the amount of server activity on the file servers where the PK Web Site is located, and independent of the number of "hits" on and megabytes of data transferred to and from the PK Web Site, not to exceed one thousand dollars (U.S. $1,000) per month during the Initial Term of this Agreement.

6.3. CHARITABLE CONTRIBUTION OF CERTAIN WEB HOSTING SERVICES. As a charitable contribution to PK's ministry and charitable activities, DIDAX will not charge PK the Initial Set-Up Fee or the Monthly Hosting Fee during the Initial Term of this Agreement. This charitable contribution will be made regardless of any determination of its tax deductibility to DIDAX.

6.4. TRANSACTION PROCESSING FEES. In consideration for DIDAX' processing of specific financial transactions between PK and PK Constituents by means of the PK Web Site, PK shall pay DIDAX a fee for each such transaction to cover DIDAX' reasonable expenses of processing such transactions (the "Transaction Processing Fee"). The amount of the Transaction Processing Fee for any transaction shall be one-and-one-half percent (1.5%) of the total amount (in dollars) of that transaction, but in any event shall be no less than fifty cents ($0.50) per transaction. DIDAX agrees, upon written request by PK, to integrate all transactions into or with the PK System. In such a case, the amount of the Transaction Processing fee for such transaction shall increase to two percent (2%) of the total amount (in dollars) of that transaction, but in any event shall be no less than fifty cents ($0.50) per transaction. Both parties agree that this Transaction Processing Fee does not include any third party charges, including but not limited to bank charges, credit card company charges, and electronic funds transfer charges, which may be applicable to such transactions, and that DIDAX shall have no liability or responsibility for any such charges.

                      7.  LOTUS NOTES(TM) IMPLEMENTATION

7.1. PROVISION OF TWO (2) FULL-TIME EQUIVALENTS ("FTES"). During the Initial Term, DIDAX shall provide two (2) full-time equivalents ("FTEs"), as defined in Section 2.3 of this Agreement, to perform the following consulting services for and on behalf of PK:

                 7.1.1. administration of the internal Lotus Notes(TM) system and servers located at PK's national headquarters building that DIDAX has previously designed, developed, and implemented for PK (the "PK System") under the Letter of Intent, including





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                          but not limited to the PK Applications identified in
                          Attachment A to this Agreement;

                 7.1.2.   project management of the PK System;

                 7.1.3. development of additional PK Applications and enhancements to PK Applications listed in Exhibit A for use in the PK System; and

                 7.1.4. development, implementation, management, and refreshment of the PK Web Site.

                 These FTEs shall be selected from time to time by DIDAX in its sole discretion, shall at all times be employees of DIDAX, not of PK, and shall at all times operate under the complete direction and control of DIDAX in its sole discretion. Any specific project or assignment to be performed by these FTEs must be requested in writing by PK and must be approved by both the DIDAX Project Manager and the PK Project Manager supervising the PK System. DIDAX shall provide a monthly report to PK, itemizing the hours and giving a detailed description of the activities of the FTEs. DIDAX shall notify PK in advance or as soon as reasonably possible when a work order is expected to exceed the FTEs' time allowance under this Section 7.1 by more than ten percent (10%) for a given month.

7.2. CONSULTING FEES FOR PROVISION OF TWO (2) FTES. Unless this Agreement is terminated by PK without cause or by DIDAX for cause either party prior to the conclusion of the Initial Term, DIDAX agrees that as a charitable contribution to PK's ministry and charitable activities, DIDAX will not charge PK consulting fees for the services performed by the two (2) FTEs pursuant to Section 7.1.

7.3. CONSULTING FEES FOR ADDITIONAL DIDAX CONSULTANTS. Upon written request by PK, DIDAX shall provide PK with the services of one (1) or more DIDAX consultants (in addition to the two FTEs provided during the Initial Term, as set forth in
                 Section 7.1 above) to develop, implement, manage, and support the PK System, in exchange for payment by PK of consulting fees of five hundred dollars (US $500) per consultant per eight (8) hour workday, or seventy-five dollars (US $75) per consultant per hour.

7.4. PAYMENT OF TRAVEL EXPENSES OF DIDAX FTES AND CONSULTANTS. PK shall pay the ordinary and reasonable expenses of travel incurred by DIDAX FTEs and consultants provided under this Agreement for all travel that is requested, initiated, or otherwise approved by PK. PK shall have no responsibility for any expenses for travel by DIDAX FTEs or consultants that is not requested, initiated, or otherwise approved by PK.


        8.  PK PARTICIPATION IN THE DIDAX CHRISTIAN COMMUNITY WEB SITE.

In consideration for DIDAX' provision of services under this Agreement, PK shall participate as a "Charter Organization" in DIDAX' Christian Community Web Site. Such participation shall not impose any obligations upon PK other than those identified herein or approved by PK from time to time in its sole and absolute discretion.





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                      9.  LOTUS NOTES(TM) SYSTEM USER FEES

9.1. MONTHLY SYSTEM USER FEES. In consideration for DIDAX' provision and operation of the PK System, PK shall pay DIDAX a monthly fee for each person using or accessing the PK System (the "Monthly System User Fee") on the terms and conditions set forth below. Each such person using or accessing the PK System for whom PK is to pay the Monthly System User Fee is referred to hereinafter as a "PK User."

                 9.1.1. LEASED SOFTWARE OPTION. In consideration for payment by PK of a Monthly System User Fee in the amount of four dollars and ninety-five cents (US $4.95) per PK User, DIDAX shall provide PK with a sublicense for each PK User to use the Lotus Notes(TM) application to access and use the PK System and shall provide PK with Lotus Notes(TM) Servers and Lotus Notes(TM) Server Software in accordance with Section 9.2 below. DIDAX will not charge PK for licenses received from third party vendors without any charge to DIDAX.

                 9.1.2. PURCHASED SOFTWARE OPTION. In consideration for payment by PK of a Monthly System User Fee in the amount of two dollars and ninety-five cents (US $2.95) per PK User, DIDAX shall provide PK with Lotus Notes(TM) Servers and Lotus Notes(TM) Server Software in accordance with Section 9.2 below. Payment of the Monthly System User Fee under this Section does not convey to PK any license or sublicense for a PK User to use the Lotus Notes(TM) application; PK shall be solely responsible to obtain appropriate licenses or sublicenses from Lotus Development Corporation and/or other third parties to use the Lotus Notes(TM) end-user application for each such PK User. DIDAX shall make reasonable efforts to assist PK in obtaining such licenses.

                 9.1.3. MONTHLY SYSTEM USER FEES EXCLUSIVE OF TELECOMMUNICATIONS, HARDWARE, SOFTWARE, AND NETWORK EXPENSES. All expenses of telecommunications, including but not limited to the purchase or lease and the maintenance of telecommunications hardware such as routers and payments for local, long-distance, and other telephone services, shall be the exclusive responsibility of PK. All expenses for network and user hardware and software other than the individual Lotus Notes(TM) Servers (provided pursuant to Section 9.2 below) and any Lotus Notes(TM) application sublicenses (provided pursuant to Section
                          9.1.1 above, including but not limited to expenses for the purchase or lease and maintenance of network servers, individual computers for PK Users, network software, operating systems, and network wiring and connections) shall be the exclusive responsibility of PK.

9.2. PROVISION OF LOTUS NOTES(TM) SERVERS AND SERVER SOFTWARE. In consideration for PK's payment of the Monthly System User Fees pursuant to Section 9.1 above, DIDAX shall lease to PK and shall install on PK's existing local area or wide area network at PK's main headquarters two (2) Lotus Notes(TM) servers running licensed copies of the Lotus Notes(TM)





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                 server software (the "Lotus Notes(TM) Server") for the first five hundred (500) PK Users for whom PK has paid the Monthly System User Fees. DIDAX shall lease to PK and shall install on PK's existing network one (1) additional Lotus Notes(TM) Server for every additional five hundred (500) PK Users, upon payment by PK of a monthly fee of five hundred dollars (US $500) per Lotus Notes(TM) Server per month (the "Monthly Lotus Notes(TM) Server Fee"). PK may lease additional Lotus Notes(TM) Servers from DIDAX by payment of this Monthly Lotus Notes(TM) Server Fee for each additional Lotus Notes(TM) Server. Once installed, any equipment relocation requested by PK shall be provided by DIDAX at the fees set forth in Section
                 7.3 above, if such relocation involves labor beyond the FTE s described in Section 7.2 above. In the event of termination of this Agreement for any reason, PK shall have the right to purchase any Lotus Notes Servers currently in use within the PK System for their current depreciated value, as computed under a straight line three year depreciation schedule.


                              10.  INTERNET ACCESS

10.1. DIDAX' PROVISION OF INTERNET ACCESS. In consideration for PK's performance of its obligations under this Section 10, and subject to PK's approval of DIDAX' initial rate structure for such access, DIDAX shall make available to PK Constituents access to the Internet via the IBM Global Network / Advantis Service, or via UUNet, or such other comparable Internet access provider as DIDAX may from time to time select.

10.2. DONATION OF PERCENTAGE OF QUARTERLY REVENUE GENERATED BY PK MARKETING. During the Term of this Agreement, as consideration for PK's good faith efforts to market and promote, pursuant to Section 12 of this Agreement, the Internet access offered by DIDAX under this Agreement, DIDAX, at the conclusion of each quarter during which DIDAX has net profits, but in any event without regard to profitability by the end of the Initial Term, shall make a charitable donation to PK on the following basis: For each Subscriber who became a Subscriber for the first time as a direct result of PK's marketing and promotion of the DIDAX Internet Access, which shall be determined by an invitation to all Subscribers to identify the source relationship through a PK marketing channel at the time of online registration for the DIDAX Internet Access, DIDAX shall make a donation to PK during each of the first four (4) quarters that such person is a Subscriber, in an amount equal to five percent (5%) of DIDAX' gross revenues from the Base Monthly Access Fees paid by all such Subscribers during that quarter. If this Agreement is terminated by PK with cause during the Initial Term, by PK with or without cause subsequent to the Initial Term, or by DIDAX without cause at any time, this donation shall be unaffected for a period of twelve (12) months following termination, after which it shall cease. If this Agreement is terminated by DIDAX with cause at any time, or by PK without cause during the Initial Term, this donation shall immediately cease.

10.3. DONATION OF DIDAX STOCK. As a charitable contribution to PK's ministry and charitable activities, DIDAX shall donate shares of DIDAX' common stock to PK.





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                 10.3.1.  Upon satisfactory completion of PK's marketing and promotional commitments in connection with the "special kick-off effort" described in Section 12.6 below, DIDAX shall donate ten thousand (10,000) shares of DIDAX' common stock to PK.

                 10.3.2. Upon completion of nine (9) calendar months from the Date of Execution of this Agreement, unless this Agreement is previously terminated by DIDAX for cause or by PK with or without cause, DIDAX shall donate forty thousand (40,000) additional shares of DIDAX' common stock to PK.


                          11.  EXCLUSIVITY COMMITMENT

11.1. EXCLUSIVE WORLD WIDE WEB SERVICES. In consideration for DIDAX' provision of services to PK under Sections 5.1 and 5.2 of this Agreement, and in recognition of the substantial uncompensated design, development, and implementation services that DIDAX is providing to PK, PK shall use DIDAX during the Initial Term of this Agreement, as PK's sole source for and provider of World Wide Web development, implementation, hosting, refreshment, and management services, and as PK's exclusive multi-user electronic communication, information-sharing, and publishing provider. During the Initial Term, PK shall not utilize Web hosting services provided by any person or entity other than DIDAX and shall not publish or otherwise make PK content or information available on any other site on the World Wide Web and/or the Internet. Notwithstanding, PK shall have no obligation to attempt to control the activities of any persons other than PK employees. This section shall not be construed to limit PK's right to publish any material of any kind via non-Internet-related CD-ROMs, audio, video, broadcast, or any other non-Internet-related medium not specified herein.

11.2. EXCLUSIVE INTERNET ACCESS. In consideration for DIDAX' provision of Internet access to PK Constituents under Section
                 10.1 on or before July 1, 1996, and in recognition of the substantial donations by DIDAX to PK under Sections 10.2 and 10.3, during the Term of this Agreement, PK: (1) shall not promote or endorse any other Internet access provider, service, or vendor or any competitive online services (hereinafter collectively "Competitive Services); (2) shall not market PK data and databases to any such Competitive Services; (3) shall not promote subscriptions to any such Competitive Services; and (4) shall use DIDAX as PK's exclusive provider of Internet access for PK Constituents in any and all area codes in which DIDAX is able to provide such access via a local telephone number. In all such area codes, PK shall not utilize any Competitive Services for networking among its staff and/or user base, except that PK staff may maintain personal subscriptions to other services for informational purposes and uses.


                        12.  PK PROMOTIONAL COMMITMENTS

In consideration for DIDAX' provision of services to PK under Sections 5.1 and
5.2 of this Agreement, and of Internet access to PK Constituents under Section
10.1 of this Agreement, PK





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agrees that it will use its existing communication channels and its good faith efforts, as defined herein, to endorse and promote to varying degrees (1) the PK Web Site, (2) the Christian Community Web Site, and (3) the Internet access provided to PK Constituents by DIDAX pursuant to Section 10 of this Agreement (hereinafter the "DIDAX Internet Access"). PK's endorsement and promotion commitments include at least the following:

12.1. ENDORSEMENT. PK shall provide to DIDAX written statements for public distribution endorsing the PK Web Site, the Christian Community Web Site, and the DIDAX Internet Access. PK's endorsement shall not indicate that DIDAX is superior to any other provider, but only that DIDAX is a Christian-controlled company that can provide access to the Internet.

12.2. LIMITED TRADEMARK LICENSE. While DIDAX hereby acknowledges the importance of preserving the integrity of PK's names, marks, and goodwill, PK authorizes DIDAX to reproduce and use, and hereby grants DIDAX a royalty-free license to reproduce and use, subject to PK approval (which shall not unreasonably be withheld) under this Section 12.2, the Promise Keepers' logo, trademark(s), and trade name(s) in DIDAX marketing materials and literature (including but not limited to electronic forms of the same) for the purpose of publicizing DIDAX' provision of internal communication and Web development services, the PK Web Site, the Christian Community Web Site, and the DIDAX Internet Access.

                 To obtain PK approval hereunder, DIDAX shall submit a written request for such approval via electronic mail and/or facsimile (the "Initial Request") to Pete Richardson of PK or such other PK employee as PK shall identify to DIDAX in writing from time to time pursuant to Section 16.6 (the "PK Reviewer"). Within seventy-two (72) hours of DIDAX's transmission of this Initial Request, PK shall notify DIDAX in writing via electronic mail and/or facsimile of its approval or disapproval of such a request. In the event that DIDAX has not received such written notice of approval or disapproval within this seventy-two (72) hour period, DIDAX shall so notify PK in writing via electronic mail and facsimile (the "Final Request") to the PK Reviewer. If, within twenty-four (24) hours of DIDAX' transmission of this Final Request, the PK Reviewer has not notified DIDAX in writing via electronic mail and facsimile of PK's approval or disapproval of DIDAX' Initial Request, DIDAX' Initial Request shall automatically be deemed "approved" by PK under this Section 12.2. Whenever PK disapproves such a request, PK's written notice of such disapproval to DIDAX shall specify PK's reasons for disapproval and PK's suggestions for modifying the particular DIDAX marketing materials and literature so as to obtain PK approval.

12.3. PK WEB SITE. PK agrees that during the Term of this Agreement, the PK Web Site developed by DIDAX under this Agreement shall be the exclusive official PK site on the World Wide Web and the Internet, and that DIDAX may identify itself in promotional and marketing materials as the developer and provider of the exclusive official PK Web Site.

12.4. EXCLUSIVE INTERNET ACCESS PROVIDER. PK agrees that during the Term of this Agreement, it shall endorse no other Internet access provider, that DIDAX shall be the exclusive





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                 endorsed provider of Internet access to PK Constituents, and that DIDAX may identify itself in promotional and marketing materials as PK's exclusive Internet access provider.

12.5. SPECIAL KICK-OFF EFFORT FOR PK WEB SITE. PK shall participate in a "special kick-off effort" to introduce the PK Web Site to PK Constituents once the PK Web Site is operational. PK's participation in this special kick-off effort shall include at least (1) PK's issuance of an official PK press release endorsing the PK Web Site; (2) PK's issuance of an on-line news release endorsing the PK Web Site; (3) PK's promotion of the PK Web Site in available mailings to Constituents to be determined at PK's sole discretion following the PK Web Site becoming operational; (4) PK's publication of an article, news feature, or announcement endorsing the PK Web Site in the first issues of New Man magazine and of PK's Men of Action newsletter published after the PK Web Site is operational; (5) the making of an official PK announcement endorsing the PK Web Site from the main platform podium at the first PK conference held after the PK Web Site is operational; (6) the making of further official PK announcements endorsing the PK Web Site from the main platform podium at no fewer than four (4) additional PK conferences during the Initial Term; and (7) the provision to DIDAX of no less than one-quarter (1/4) of a full printed page in the 1996 PK syllabus distributed to those attending PK conferences and clergy conferences.

12.6. SPECIAL KICK-OFF EFFORT FOR INTERNET ACCESS. PK shall participate in a "special kick-off effort" to introduce the DIDAX Internet Access to PK Constituents, promptly after PK's approval of DIDAX' rate structure for such access. PK's participation in this special kick-off effort shall be similar to and shall include at least the elements listed above in
                 Section 12.5.

12.7. CONTINUING MARKETING. PK shall engage in ongoing marketing activities promoting the PK Web Site and the DIDAX Internet Access to PK Constituents. These ongoing marketing activities include at least (1) PK's periodic issuance of official PK press releases highlighting developments in and enhancements to the PK Web Site and the DIDAX Internet Access; (2) PK's regular mention of the PK Web Site and the DIDAX Internet Access in PK newsletters directed at PK's different constituent groups; and (3) PK's announcement and promotion of the PK Web Site and the DIDAX Internet Access at appropriate times during PK conferences and other PK events, with the frequency and extent of all three activities to be determined in PK's sole discretion.

12.8. EXHIBIT SPACE. PK shall provide DIDAX with favorable booth space comparable to that utilized by New Man Magazine in each product tent or exhibit area set up at each PK conference, at the same rates that PK charges other organizations for such space and without any royalty obligations, for DIDAX to promote, market, and sell the PK Web Site and the DIDAX Internet Access to PK Constituents. Such booth shall be operated by DIDAX personnel and at DIDAX' expense.

                          13.  ALLOCATION OF LICENSES





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13.1.            UPON CONCLUSION OF INITIAL TERM.

                 13.1.1. At the conclusion of the Initial Term of this Agreement, unless this Agreement is previously terminated by PK or by DIDAX, and upon payment in full by PK of all fees due to DIDAX under Sections 5 and 7 of this Agreement, DIDAX shall grant to PK, to the extent permitted by applicable agreements between DIDAX and third parties, a perpetual, non-transferable license to possess and to use (1) any World Wide Web "page" form, any HTML "pages", and any CGI scripts designed and/or developed by DIDAX, as specifically directed in writing by PK and paid for under Section 5 of this Agreement, for inclusion in the PK Web Site during the Initial Term; and (2) any PK Applications designed, developed, and/or implemented by DIDAX, as specifically directed in writing by PK and paid for under Section 7 of this Agreement, during the Initial Term.

                 13.1.2. In the event that DIDAX terminates this Agreement without cause prior to the conclusion of the Initial Term, DIDAX shall grant to PK all of the rights enumerated in Section 13.1.1 above without additional consideration from PK.

13.2. UPON COMPLETION OF NINE (9) MONTHS FROM DATE OF EXECUTION OF AGREEMENT. In addition to the donation of DIDAX' stock provided for in Section 10.3 above, upon the completion of nine (9) calendar months from the Date of Execution of this Agreement, unless this Agreement is previously terminated by PK without cause or by DIDAX with cause:

                 13.2.1. DIDAX agrees that as a charitable contribution to PK's ministry and charitable activities, DIDAX will not charge PK consulting fees for DIDAX' services in designing, developing, and implementing the PK System (including but not limited to DIDAX' design, development, and implementation of the PK Applications identified in Attachment A to this Agreement), that have been incurred prior to the Date of Execution of this Agreement. DIDAX estimates that these fees total substantially more than two-hundred-fifty-thousand dollars (US $250,000).

                 13.2.2. DIDAX shall grant to PK, to the extent permitted by applicable agreements between DIDAX and third parties, a perpetual, non-transferable license to possess and to use the PK Applications identified in Exhibit A to this Agreement.

13.3. UPON TERMINATION OF AGREEMENT PRIOR TO COMPLETION OF NINE (9) MONTHS FROM DATE OF EXECUTION OF AGREEMENT. In the event that, prior to the completion of nine (9) calendar months from the Date of Execution of this Agreement, this Agreement is terminated by PK without cause or by DIDAX for cause:

                 13.3.1. DIDAX shall not make the charitable contribution to PK described in Section 13.2.1, and PK shall promptly reimburse DIDAX in the amount of two-hundred-fifty-thousand dollars (US $250,000) if it wishes to retain the Applications identified in Exhibit A, except as provided in Section 13.3.2 below.





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                 13.3.2.  Upon payment to DIDAX by PK of the
                          two-hundred-fifty-thousand dollars (US $250,000) in consulting fees described in Section 13.2.1, DIDAX shall grant to PK, to the extent permitted by applicable agreements between DIDAX and third parties (including but not limited to Lotus Development Corporation), a perpetual, non- transferable license to possess and to use the PK Applications identified in Exhibit A to this Agreement. In the event that PK elects not to pay this $250,000 in consulting fees, all licenses to the PK Applications that DIDAX has granted to PK shall immediately terminate, and PK shall promptly return all such PK applications to DIDAX in accordance with Section 13.5.

                 13.3.3. In the event that PK terminates this Agreement for cause or DIDAX terminates this Agreement without cause prior to the completion of nine (9) calendar months from the Date of Execution of this Agreement, DIDAX shall grant to PK without further consideration, to the extent permitted by applicable agreements between DIDAX and third parties, a perpetual, non-transferable license to possess and to use the PK Applications identified in Attachment A to this Agreement, and DIDAX shall forgo and release all claims arising from its development services noted under Section 13.2.1 above.

13.4. UPON TERMINATION OF AGREEMENT PRIOR TO CONCLUSION OF INITIAL TERM. In the event that, prior to the conclusion of the Initial Term, this Agreement is terminated by PK without cause or by DIDAX for cause:

                 13.4.1. DIDAX shall not make the charitable contributions to PK of Web development services specified in Section 5.3, and of not charging consulting fees for the services performed by the two (2) FTEs pursuant to Sections 7.1 and 7.2, and PK shall promptly reimburse DIDAX for those services and associated costs, except as provided in Section 13.4.2 below.

                 13.4.2. DIDAX shall grant to PK, to the extent permitted by applicable agreements between DIDAX and third parties (including but not limited to Lotus Development Corporation), a perpetual, non-transferable license to possess and to use (1) only such World Wide Web "page" forms, HTML "pages", and CGI scripts designed and/or developed by DIDAX, as specifically directed in writing by PK, for inclusion in the PK Web Site on or before the date upon which such termination becomes effective, for which PK has already paid or immediately pays DIDAX in full, and (2) only such PK Applications as have been developed, implemented, or managed by DIDAX FTEs and/or consultants providing services pursuant to Sections 7.1, 7.2, and 7.3 of this Agreement for which PK has already paid or immediately pays DIDAX in full.

                 13.4.3. All World Wide Web "page" forms, HTML "pages", CGI scripts, software, applications, and other computer-executable code developed, enhanced, implemented, and/or deployed by DIDAX for inclusion or use in or in connection with the PK Web Site shall remain the intellectual property of DIDAX and shall





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                          be returned to DIDAX by PK, except as specifically
                          provided in Section 13.4.2 of this Agreement.

                 13.4.4.  All software, applications, and other
                          computer-executable code developed, enhanced, implemented, and/or deployed by DIDAX, as specifically directed in writing by PK, during the Initial Term shall remain the intellectual property of DIDAX and shall be returned to DIDAX by PK, except as specifically provided in 13.4.2.

                 13.4.5. All other licenses and rights granted to PK under this Agreement shall terminate in accordance with and except as provided in Section 13.5.

13.5. TERMINATION OF LICENSES. Upon termination of this Agreement at any time by either party, with or without cause, unless superseded by a subsequent written agreement executed by both parties:

                 13.5.1. all software licenses granted to PK under this Agreement and/or the Letter of Intent shall terminate, except as specifically provided in Sections 13.1 through 13.4;

                 13.5.2. all software, applications, and other computer-executable code developed, enhanced, implemented, and/or deployed by DIDAX as specifically directed in writing by PK, including but not limited to the PK Applications, shall remain the intellectual property of DIDAX and shall be returned to DIDAX by PK, except as specifically provided in Sections 13.1 through 13.4;

                 13.5.3. neither party shall have any further obligation to the other party under this Agreement, except for the confidentiality obligations established by Section
                          14.8 of this Agreement; and

                 13.5.4. any software licenses that PK has obtained directly from third parties, and not through DIDAX, including but not limited to any software licenses that PK has obtained directly from Lotus Development Corporation, shall not be affected by this Section 13.5.

13.6. TERMINATION OF LICENSES FOR VIOLATION OF SECTION 14.8 REGARDING CONFIDENTIAL INFORMATION. Notwithstanding any of the foregoing provisions of this Section 13, if at any time PK violates Section 14.8 of this Agreement regarding Confidential Information, DIDAX' donations to PK pursuant to Section 10.2 of this Agreement shall cease for one (1) quarter, after which such donations shall resume. Upon the third violation of
                 Section 14.8 by PK, DIDAX may, at its option, terminate all licenses granted to PK under this Agreement.

13.7 WARRANTY; DIDAX THIRD PARTY AGREEMENTS. DIDAX warrants and represents that any licenses and rights that it conveys to PK under this Section 13 shall be as extensive as DIDAX' own licenses to the same, and shall be subject only to such applicable DIDAX





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                 Third Party Agreements as DIDAX has previously identified
                 under this Section 13.7. DIDAX shall identify in writing to PK (1) any such DIDAX Third Party Agreements that will apply to a particular project, service, or work order that DIDAX is to perform for PK pursuant to this Agreement and that may be conveyed to PK under this Section 13 (hereinafter "Work Order"), and (2) the specific limitations that will be imposed upon any licenses to be conveyed to PK under this Section 13, at the commencement of such Work Order or as soon thereafter as reasonably possible. Upon receiving such written notice from DIDAX, PK shall select one of the following options and shall so notify DIDAX in writing:

                 13.7.1 PK may agree that any licenses to such Work Order that PK may receive under this Section 13 shall be subject to such DIDAX Third Party Agreements and the limitations imposed thereby.

                 13.7.2 PK may specifically request that DIDAX immediately discontinue such Work Order, in which case PK shall have no further rights or licenses to such Work Order under this Agreement and shall not be charged under this Agreement for DIDAX' services in performing such Work Order after the date of the written notice. The foregoing sentence shall not in any way operate to prevent DIDAX from continuing to perform such Work Order after the date of the written notice. The foregoing sentence shall not in any way operate to prevent DIDAX from continuing to perform such Work Order for its own purposes and at its own expense, and possessing all rights, interests, and ownership therein.

                 13.7.3 PK may specifically request that DIDAX perform the Work Order in such a way that any licenses or rights to such Work Order that PK may receive under this
                          Section 13 will not be subject to the limitations of such DIDAX Third Party Agreements, in which case DIDAX and PK shall negotiate in good faith to execute a new Work Order that will satisfy PK's request and under which PK shall assume all additional costs and liabilities of DIDAX performing such Work Order so as to satisfy PK's request.


                     14.  LICENSES AND PROPRIETARY RIGHTS

14.1. SOFTWARE LICENSE. DIDAX grants PK, to the extent permitted by applicable agreements, a nonexclusive, nontransferable license to use, during the Term of this Agreement, all software that DIDAX develops for use in connection with the PK Web Site and/or the PK System (other than individual user software and client software which shall be licensed separately and directly to Subscribers under the DIDAX subscriber agreement). Such software may be used only as part of the PK System and/or the PK Web Site, and may only be installed and executed on computer equipment owned or controlled by DIDAX, located at Data Centers maintained by DIDAX, and/or otherwise approved in writing by DIDAX, except that such software as applicable may be installed on desktop workstations and laptop computers of PK directors and paid staff.





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14.2.            THIRD PARTY SOFTWARE.  DIDAX grants PK, to the extent
                 permitted by applicable agreements, a nonexclusive, nontransferable license to use, during the Term of this Agreement, any third party software that is incorporated into the PK Web Site and/or the PK System.

14.3. PROMISE KEEPERS DATA. PK grants DIDAX a license, during the Term of this Agreement, to upload, reformat, copy, provide access to, distribute to Subscribers, and otherwise use any databases, programs, or other data provided or developed by Promise Keepers and submitted to DIDAX for inclusion in the PK Web Site and/or the PK System (hereinafter "PK Data"). Use of such data shall be limited to the extent necessary to achieve the purposes of the PK Web Site and/or the PK System.

14.4. DIDAX DATA. PK recognizes that, apart from the services provided by DIDAX to PK under this Agreement, DIDAX may from time to time make available on or through the PK Web Site, as approved by PK, databases, programs, and/or other data, information, or content created, provided, licensed, and/or developed by DIDAX (hereinafter "DIDAX Data"). PK agrees that such DIDAX Data shall remain the property of DIDAX and/or its licensors, and that DIDAX' provision of such DIDAX Data on or through the PK Web Site does not in any way confer upon PK any proprietary or possessory rights in such DIDAX Data, except as specifically granted in other sections of this Agreement.

14.5. PK EDITORIAL CONTROL OVER PK WEB SITE. PK shall retain final control over and complete responsibility for all substantive content of the PK Web Page and the PK System.

14.6. RESERVATION OF RIGHTS. Apart from the licenses granted expressly herein, each party reserves to itself all ownership, copyrights, patents, trade secrets, and other rights in any data, information, programs, or other items it provides or makes available to the other party in connection with the relationship established by this Agreement. No grant or other transfer of rights shall be implied from the terms of this Agreement. PK shall retain all rights, title, and interest (including but not limited to any copyrights, patent rights, or other intellectual property rights) in the data, information, and other items that it provides to DIDAX for inclusion in the PK Web Site. DIDAX shall retain all rights, title, and interest (including but not limited to any copyrights, patent rights or other intellectual property rights) in the data, information, programs, and other items that it provides to PK and/or PK Constituents, or includes in the PK Web Site, the DIDAX Web Site, and/or the Christian Community Web Site, under this Agreement. DIDAX shall retain all rights, title, and interest (including but not limited to any copyrights, patent rights or other intellectual property rights) in any derivative works that it prepares for or on behalf of PK using data, information, and/or other items provided by PK, unless and until PK shall have fully compensated DIDAX pursuant to this Agreement for DIDAX' services in preparing such derivative works.

14.7. SOFTWARE REUSE. PK acknowledges that any software developed by DIDAX under this Agreement may be reused by DIDAX in any manner which does not disclose confidential





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                 information of PK or imply sponsorship of other DIDAX products by PK without prior written authorization.

14.8. CONFIDENTIAL INFORMATION. PK and DIDAX agree to fully respect and protect each parties' respective (1) confidential, proprietary, and/or trade secret information, including but not limited to DIDAX' pricing information; (2) intellectual property rights; and (3) confidentiality and/or intellectual property obligations to third parties. Each party agrees to take reasonable measures, including at least the measures the party normally takes to protect its own confidential information, to preserve the confidentiality of any confidential information received from the other party. Neither party will convey any confidential, proprietary, and/or trade secret information of the other party to any third party without the prior written consent of the proprietor party.

                 Each party shall make every reasonable effort to identify information as confidential or non- confidential at the time of disclosure to the other party. Notwithstanding the foregoing sentence, each party shall treat all information disclosed by the other party, unless such information is provided by PK for inclusion in the PK Web Site, as Confidential Information under this Agreement for no less than sixty (60) days following the completion of any project during which one party has disclosed information to the other party. Within this sixty (60) day period, the proprietor party shall identify in writing to the recipient party the information that is Confidential Information. After this sixty (60) day period has expired, any information not identified as Confidential Information under the preceding sentence shall no longer be considered Confidential Information under this
                 Section 14.8.

                 Upon termination of this Agreement, unless superseded by a subsequent written agreement, each party, at the discretion of the proprietor party, shall return or destroy all documents, computer files, and other items that contain or embody confidential information of the other party, except as expressly provided herein. The parties hereby agree that information regarding the pricing and rates offered to PK by DIDAX under this Agreement is included in the confidential information protected under this Section.


                       15.  WARRANTIES; INDEMNIFICATION

15.1. SOFTWARE WARRANTIES. DIDAX warrants that all software developed by DIDAX as part of the PK System, in the form installed by DIDAX: (1) will not infringe any U.S. copyrights, patents, or trade secrets of any third party; and (2) will not contain any undocumented code, such as a virus, worm or Trojan horse, designed to disable, erase, or otherwise harm programs, data, or equipment. DIDAX represents, and PK hereby acknowledges, that the PK System developed and provided by DIDAX includes Lotus Notes(TM), that Lotus Notes(TM) may be used only to access the PK System and PK Web Site, and does not constitute the complete Lotus Notes(TM) product, and that Lotus Notes(TM) is subject to the copyright and other proprietary rights of Lotus Development Corporation and its licensors.





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15.2.            DISCLAIMER.  OTHER THAN THE WARRANTIES STATED IN THE PRECEDING
                 PARAGRAPH, DIDAX DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15.3. EXCLUSIVE REMEDIES. As PK's exclusive remedies for any breach of warranty under this Agreement, DIDAX agrees to act as promptly as commercially reasonable to provide a revised version of the software that cures the breach, or to acquire rights that permit continued use of a version that would otherwise infringe, and also to indemnify PK against any third party claims or suits alleging infringement in breach of the foregoing infringement warranty. DIDAX' obligation of indemnity is conditioned on PK's giving prompt notice of any claim to be indemnified, providing reasonable information and other assistance to DIDAX, permitting DIDAX to control the defense of the claim, and mitigating damages as feasible.

15.4. MUTUAL INDEMNIFICATION. DIDAX shall defend, indemnify, and hold harmless PK and its officers, directors, agents, affiliates, distributors, franchisees, and employees from any and all third party claims, demands, liabilities, costs, or expenses, including reasonable attorneys' fees, where it is alleged that DIDAX' inclusion of DIDAX Data in the PK Web Site pursuant to Section 14.4 of this Agreement infringes the proprietary rights of a third party. PK shall defend, indemnify, and hold harmless DIDAX and its officers, directors, agents, affiliates, distributors, franchisees, and employees from any and all third party claims, demands, liabilities, costs, or expenses, including reasonable attorneys' fees, where it is alleged that PK's provision of PK Data to DIDAX for inclusion in the PK Web Site or the Christian Community Web Site pursuant to Section 14.3 of this Agreement infringes the proprietary rights of a third party. This obligation of indemnity is conditioned on the non-indemnifying Party giving prompt notice of any claim to be indemnified, providing reasonable information and other assistance to the indemnifying Party, and mitigating damages as feasible.


                              16.  MISCELLANEOUS

16.1. DISPUTE RESOLUTION. Both parties desire to avoid dissipating resources on wasteful litigation and therefore agree to resolve disputes privately by good faith negotiation where at all possible. Any dispute which the parties cannot resolve by negotiation shall be submitted to Christian mediation, and if mediation fails, arbitration, under the rules of the Institute for Christian Conciliation, or any comparable entity agreed upon in writing by the parties. Any arbitration award issued by the mediator shall be final, binding, and enforceable in any court of competent jurisdiction.

16.2. NO CONSEQUENTIAL DAMAGES. As a further incentive to avoid litigation, the parties agree that neither party shall be liable to the other party for consequential, indirect, special, or incidental damages in connection with the transaction contemplated by this Agreement, even if advised of the possibility of such damages.





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16.3.            NON-ASSIGNMENT.  PK and DIDAX acknowledge that under this
                 Agreement, neither party's benefits nor its responsibilities are assignable or delegable without the prior written consent of the other party.

16.4. TAX STATUS. DIDAX acknowledges that Promise Keepers is a tax-exempt entity and agrees to consider in good faith any reasonable modification to this Agreement that is appropriate to maintain Promise Keepers' tax-exempt status.

16.5. FORCE MAJEURE. The parties shall not be liable for any delay or failure to carry out their respective obligations if such delay or failure is due to any cause beyond the control of the parties, including without limitation restrictions of law or regulations, labor disputes, acts of God, or mechanical or electronic breakdowns.

16.6. NOTICES. Notices under this Agreement shall be sufficient if personally delivered, delivered by a major commercial overnight delivery courier service, sent by facsimile, or mailed by U.S. mail, to a party at its address set forth below or as amended by notice pursuant to this Section. Unless actually received earlier, notices shall be deemed received five (5) days after deposit in the U.S. mail or one (1) day after being transmitted by overnight delivery courier service or by facsimile.

  Notices to DIDAX:             DIDAX, L.C.
                                4501 Daly Drive, Suite 103
                                Chantilly, Virginia  22021
                                Attn:    Chief Executive Officer and
                                         Vice President of Finance
                                Fax No.: 703-968-4819

                                Gammon & Grange, P.C.
         Copy to:               8280 Greensboro Drive, 7th Floor
                                McLean, Virginia  22102
                                Attn:    George R. Grange II, Esq.
                                Fax No.: 703-761-5023


  Notices to Promise Keepers:   Promise Keepers, Inc.
                                Post Office Box 103001
                                Denver, CO  80250-3001
                                Attn:    Mr. David Teraberry
                                         Vice President for Administration
                                Fax No.: 303-757-5216

                                Promise Keepers, Inc.
         Copy to:               Post Office Box 103001
                                Denver, CO  80250-3001
                                Attn:    Patrick Clowes, Esq.
                                         In-house Counsel





Page 19 of 20 Promise Keepers/DIDAX Agreement
                                     Gammon & Grange 703-761-5000 March 13, 1996

                                Fax No.: 303-433-1036 or 303-561-0554

16.7. INDEPENDENT CONTRACTORS. Nothing in this Agreement shall be construed to make either party an agent, joint venturer, or partner of or with the other party, and no party shall have the right or authority to legally bind the other party in any manner.

16.8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Virginia.

16.9. AMENDMENTS. This Agreement may be amended only by a writing executed by both parties.

16.10. HEADINGS. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit, or expand any of the terms or provisions hereof.

16.11. COUNTERPARTS. This Agreement may be signed in counterparts, and each counterpart shall be a part of the same whole.

16.12. CONCLUSION DATE OF INITIAL TERM. The parties mutually agree that the Initial Term, as defined in Section 2.4 of this Agreement, shall conclude on __________________________ (the
                 "Conclusion Date").


NOW, THEREFORE, THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS. IN WITNESS WHEREOF, THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES.


       PROMISE KEEPERS, INC.                  DIDAX, L.C.



By:    /s/ DAVID TERABERRY               By:  /s/ ROBERT C. VARNEY
       ------------------------------         ------------------------------
       Mr. David Teraberry                    Dr. Robert C. Varney
       Vice President for Administration      Chairman / Chief Executive Officer





Page 20 of 20 Promise Keepers/DIDAX Agreement
                                     Gammon & Grange 703-761-5000 March 13, 1996

                              EXHIBIT/ATTACHMENT A
                         TO AGREEMENT FOR PROVISION OF
          WORLD WIDE WEB HOSTING AND DEVELOPMENT AND RELATED SERVICES
                 BETWEEN PROMISE KEEPERS, INC. AND DIDAX, L.C.
                           (EXECUTED MARCH ___, 1996)

For purposes of Section 2.7, Section 7, and Section 13 of the Agreement for Provision of World Wide Web Hosting and Development and Related Services Between Promise Keepers, Inc. and DIDAX, L.C. executed March ___, 1996 (hereinafter "Agreement"), the PK Applications, as defined in Section 2.7 of the Agreement, as of the Date of Execution of the Agreement, shall consist of the following operational applications, templates, and databases in the form in which they exist and have been approved by Promise Keepers, Inc. ("PK") as of this ______________ day of March, 1996 (the "Operative Date").

                 - PK Mail template
                 - PK Discussion template
                 - PK Name and Address Book template
                 - PK Volunteer Tracking template
                 - PK Volunteer Conference Manual database
                 - PK Prayer/Praise/Encouragement database
                 - PK Lost and Found database
                 - PK Classified Ads database
                 - PK Internal Job Posting database
                 - PK Automated Budget System application

Copies of these PK Applications, in the form in which they exist and have been approved by PK as of the Operative Date, have been deposited, and shall be stored for one (1) year following termination of the Agreement, in computer-readable format in the possession of the following:

 Patrick S. Clowes, Esq.                        George R. Grange II, Esq.
 Promise Keepers, Inc.                          Gammon & Grange, P.C.
 Post Office Box 103001                         8280 Greensboro Drive, 7th Floor
 Denver, CO  80250-3001                         McLean, Virginia  22102

 303-964-7828  (telephone)                      703-761-5000  (telephone)
 303-433-1036  (facsimile)                      703-761-5023  (facsimile)
 303-561-0554  (facsimile)

                         [PROMISE KEEPERS LETTERHEAD]

VIA FAX (703)968-4819 AND FIRST CLASS U.S. MAIL

February 10, 1997

Dr. Robert C. Varney
Chairman & CEO
Didax
4501 Daly Drive, Suite 103
Chantilly, VA 20151

        RE: PK/DIDAX CONTRACT MODIFICATION

Dear Bob:

This is in response to your letter of February 3, 1997 and confirms our agreement with respect to the modification of the PK/Didax contract, Section
11.2 as set forth in your letter, a copy of which is attached hereto.

Sincerely,

/s/ RICARDO QUINTANA
Ricardo Quintana
Vice President

cc: Don Clarke
    Edward O'Brien
    George Grange

                              [DIDAX LETTERHEAD]

February 3, 1997


Mr. Ricardo Quintana
Vice President
Promise Keepers
4045 Pecos
Denver, Colorado 80211

Dear Rick,

This letter is in response to your request to remove the exclusivity of DIDAX providing Promise Keepers employees with internet access. For the benefit of the ministry in its desire to move from individual dial-up accounts to an overall corporate account, we agree to remove the exclusivity regarding internet access for PK employees.

Regarding the PK/DIDAX contract, this requires a modification to the last sentence of Section 11.2 as follows:

CURRENT SENTENCE:
"In all such area codes, PK shall not utilize any Competitive Services for networking among its STAFF AND/OR user base, EXCEPT THAT PK STAFF MAY MAINTAIN PERSONAL SUBSCRIPTIONS TO OTHER SERVICES FOR INFORMATIONAL PURPOSES OR USES."

MODIFIED SENTENCE:
"In all such area codes, PK shall not utilize any Competitive Services for networking among its user base."

PLEASE NOTE THIS DOES NOT CHANGE THE EXCLUSIVITY AGREEMENT AS IT RELATES TO PK CONSTITUENTS OR ANY OTHER TERMS OF THE CONTRACT.

If you agree with the above modification to the last sentence in Section 11.2 of the contract, please respond in writing to confirm we are in agreement.

As always, it is our privilege to serve PK. As the new conference season approaches, we are excited to see how the Lord will work through PK this year. Please call me at (703)968-4808 if you have any questions.

Sincerely,

/s/ ROBERT C. VARNEY
Dr. Robert C. Varney
Chairman & CEO

RCV:cm
cc:Don Clark